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                                                                   Exhibit: 3.2T



                                   [GRAPHIC]


                                     STATE
                                       of
                                    DELAWARE


                          Office of SECRETARY OF STATE


        I, Michael Harkins, Secretary of State of the State of Delaware,

       do hereby certify that the attached is a true and correct copy of

                       Certificate of Agreement of Merger
                                      -------------------

                     filed in this office on March 25, 1967
                                             --------------






[DELAWARE DEPARTMENT OF STATE SEAL]             Michael Harkins
                                      -----------------------------------
                                      Michael Harkins, Secretary of State

                                  BY: illegible
                                      -----------------------------------

                                DATE: July 10, 1987
                                      -----------------------------------
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                              AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER ("Merger Agreement"), dated as of March 23, 1987, is between Trudy Corporation, a Connecticut corporation ("TC/Connecticut"), and Trudy Corporation, a Delaware corporation ("TC/Delaware"). TC/Connecticut and TC/Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."

     WHEREAS, TC/Connecticut is a corporation duly organized and existing under the laws of the State of Connecticut;

     WHEREAS, TC/Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, on the date of this Merger Agreement, TC/Connecticut has authority to issue 5,000 shares ("TC/Connecticut Common Stock, no par value per share, 1,500 of which shares are issued and outstanding;

     WHEREAS, on the date of this Merger Agreement, TC/Delaware has authority to issue 850,000,000 shares, consisting of 850,000,000 shares of Common Stock, $00001 par value per share, 100 of which shares are issued and outstanding;

     WHEREAS, the respective Board of Directors of TC/Connecticut and TC/Delaware have determined that it is advisable and in the best interests of each of such corporations that TC/Connecticut merge with and into TC/Delaware upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of TC/Connecticut in the State of Delaware; and

     WHEREAS, the respective Board of Directors of TC/Connecticut and TC/Delaware have, by resolutions duly adopted, approved this Merger Agreement, the shareholders of TC/Connecticut have, by unanimous consent, approved this Merger Agreement, and the sole shareholder of TC/Delaware has, by written consent, approved this Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, TC/Connecticut and TC/Delaware hereby agree as follows:

     1. Merger. TC/Connecticut shall be merged with and into TC/Delaware (the "Merger"), and TC/Delaware shall be the surviving corporation "hereinafter sometimes referred to as (the "Surviving Corporation.") The merger shall become effective upon the time and date of filing of such documents as may be required under application law ("Effective Time").

     2. Governing Documents. The Certificate of Incorporation of TC/Delaware, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with


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the provisions thereof and applicable laws and the Bylaws of TC/Delaware, as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

     3. Succession. At the Effective Time, the separate corporate existence of TC/Connecticut shall cease, and TC/Delaware shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all of the restrictions, desabitities and duties of TC/Connecticut; and plural and singular, the rights, privileges, powers and franchises of TC/Connecticut, and all property, real, personal and mixed, and all debts due to TC/Connecticut on whatever account, as well as for share subscriptions and all other things in action or belonging to TC/Connecticut, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter treated as effectually the property of the Surviving Corporation as they were of TC/Connecticut, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in TC/Connecticut, shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of TC/Connecticut, shall be preserved unimpaired; and all debts, liabilities and duties of TC/Connecticut shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of TC/Connecticut, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of TC/Delaware and shall be as effective and binding thereon as the same were with respect to TC/Connecticut. The employees and agents of TC/Connecticut shall become the employees and agents of TC/Delaware and continue to be entitled to the same rights and benefits which they enjoyed as employees of TC/Connecticut.

     4. Further Assurances. From time to time, as and when required by TC/Delaware, or by its successors and assigns, there shall be executed and delivered on behalf of TC/Connecticut such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in TC/Delaware the title to and possession of all property, interest, assets, rights, privileges, immunities, powers, franchises and authority of TC/Connecticut, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of TC/Delaware are fully authorized in name and on behalf of TC/Connecticut to take any and all such action and to execute and delivery any and all deeds and other instruments.

     5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

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          (a) Each share of TC/Connecticut Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be Two Hundred Seventy Thousand Six Hundred Sixty Six and 67/100 (270,666.67) fully-paid and non-assessable shares of TC/Delaware Common Stock.

          (b) The 100 shares of TC/Delaware Common Stock presently issued and outstanding in the name of William W. Burnham shall be given to TC/Delaware as a capital contribution and shall be cancelled and resume the status of authorized and unissued shares of TC/Delaware Common Stock, and no shares of TC/Delaware Common Stock or other securities of TC/Delaware shall be issued in respect thereof.

     6. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of TC/Connecticut Common Stock shall be presented to the Surviving Corporation to be exchanged for certificates representing shares of TC/Delaware Common Stock as converted as herein provided. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to TC/Delaware or its transfer agents, have and be entitled to exercise and voting and other rights with respect to and to receive and dividends and other distributions upon the shares of TC/Delaware Common Stock evidenced by such outstanding certificate as above provided. All certificates representing shares of TC/Connecticut and TC/Delaware immediately prior to the Effective Time shall be surrendered to TC/Delaware for cancellation; as and after the Effective Time, the shares represented by such certificates shall be deemed to be cancelled whether or not the certificates have been surrendered or otherwise accounted for.

     7. Employee Benefit Plans. As of the Effective Time, TC/Delaware hereby assumes all obligations of TC/Connecticut under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

     8. Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

     9. Abandonment. At any time prior to the Effective Time, the Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either of TC/Connecticut or TC/Delaware, or both of them, notwithstanding approval of this Merger Agreement by the stockholders of any of said corporations or circumstances arise which, in the opinion of the board of directors of TC/Connecticut or TC/Delaware, make the Merger advisable.

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     10.  COUNTERPARTS. In order to facilitate the filing and recording of this
Merger Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

     IN WITNESS WHEREOF, TC/Connecticut and TC/Delaware have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                             TRUDY CORPORATION
                                             A Connecticut Corporation
ATTEST:


 /s/ Robert A. Gerlin                        By: /s/ William W. Burnham
------------------------                        ------------------------------
Secretary                                          William W. Burnham
                                                   President




                                             TRUDY CORPORATION
                                             A Delaware Corporation
ATTEST:


 /s/ Robert A. Gerlin                        By: /s/ William W. Burnham
------------------------                        ------------------------------
Secretary                                          William W. Burnham
                                                   President



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                            SECRETARY'S CERTIFICATE

     I. Robert A. Gerlin, Secretary of Trudy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by the President and attested by the Secretary of said Trudy Corporation, a corporation of the State of Delaware, was duly submitted to the sole stockholder of said Trudy Corporation, pursuant to Title 8, Section 228 of the Delaware Corporation Law for the purpose of considering and taking action upon said Agreement of Merger, that one hundred
(100) shares of Common Stock of said corporation were on the said date issued and outstanding and that the holder of all of said shares voted in favor of said Agreement and no holder of shares voted against same, the said affirmative vote representing at least two-thirds of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement was duly adopted as the act of the stockholders of said Trudy Corporation, and the duly adopted agreement of the said Corporation.

     WITNESS my hand and seal of said Trudy Corporation on this 23rd day of March, 1987.


                                             TRUDY CORPORATION

(CORPORATE SEAL)
                                             By /s/ Robert A. Gerlin
                                               ----------------------------
TRUDY CORPORATION                                 Robert A. Gerlin
                                                  Secretary